Exhibit 99.1

Investor Relations:	Industry Analysts / Trade and Business Press:
Brian Norris	Carmen Harris
Acme Packet	Connect2 Communications
+1 781.328.4790	+1 919.554.3532
bnorris@acmepacket.com	carmen@connect2comm.com
Acme Packet Reports Record Results for First Quarter of 2010
– Company Posts Record Revenue of $51.1 Million and Non-GAAP1 EPS of $0.16 –
– Company Now Expects 2010 Revenue Growth of 45% and 2010 Earnings Per Share Growth of 90% –
BURLINGTON, MA. – April 29, 2010 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced record results for the first quarter ended March 31, 2010 and raised its business outlook for 2010.
Results for the First Quarter of 2010
Total revenue for the first quarter of 2010 was $51.1 million, compared to $31.0 million in the first quarter of 2009 and $41.3 million in the fourth quarter of 2009. Net income for the first quarter of 2010 was $8.3 million, or $0.13 per share on a diluted basis, compared to $2.8 million, or $0.05 per share on a diluted basis in the first quarter of 2009 and $9.1 million, or $0.14 per share on a diluted basis, in the fourth quarter of 2009. Net income on a non-GAAP basis for the first quarter of 2010 was $10.7 million, or $0.16 per share on a diluted basis, compared to $4.3 million, or $0.07 per share on a diluted basis, in the first quarter of last year, and $6.8 million, or $0.11 per share on a diluted basis, in the fourth quarter of 2009. A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

Company Raises Business Outlook for 2010
The Company today raised its full year business outlook for 2010. The Company’s outlook is based on the current indications for its business, which may change at any time.

Business Outlook for Year Ended December 31, 2010
Revenue and Share Count in Millions	Issued February 2, 2010	Issued April 29, 2010
Total revenue	$182-$186	$204-$208
Total revenue growth rate	Approximately 30%	Approximately 45%
Non-GAAP diluted EPS	$0.44-$0.47	$0.65-$0.70
Non-GAAP diluted EPS growth rate	Approximately 30%	Approximately 90%
Non-GAAP tax rate	37%	37%
Diluted share count	64.0	67.0
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. eastern daylight savings time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (800) 230-1092 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1 612.332.0530 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 153011 or by accessing the webcast replay on the Company’s investor relations website.

[1]	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.
About Acme Packet, Inc.
Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first-class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS, H.248 and RTSP—and multiple border points—service provider access and interconnect, and enterprise access and trunking. Over 10,000 Acme Packet systems have been deployed by more than 1,035 customers in 105 countries. They include 90 of the top 100 service providers in the world and 11 of the Fortune 25. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.
Acme Packet, Inc. Safe Harbor Statement
Statements contained herein that are not historical fact (including those in the section “Company Raises Business Outlook for 2010”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to expected financial and operating results and to future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth; difficulty managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the spending of the proceeds of its capital raising activities; the Company’s cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Product	$42,093	$23,051
Maintenance, support and service	8,957	7,936

Total revenue	51,050	30,987

Cost of revenue (a) (b):
Product	7,549	5,232
Maintenance, support and service	2,268	923

Total cost of revenue	9,817	6,155

Gross profit	41,233	24,832

Operating expenses (a) (b):
Sales and marketing	16,427	11,336
Research and development	8,693	6,164
General and administrative	3,284	3,133

Total operating expenses	28,404	20,633

Income from operations	12,829	4,199

Other (expense) income, net	(11)	66

Income before provision for income taxes	12,818	4,265

Provision for income taxes	4,485	1,507

Net income	$8,333	$2,758

Net income per share:
Basic	$0.14	$0.05
Diluted	$0.13	$0.05

Weighted average number of common shares used in net income per share:
Basic	59,821,379	54,744,550
Diluted	64,982,898	58,403,618

(a) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$168	$126
Cost of maintenance, support and service revenue	228	121
Sales and marketing	1,556	1,086
Research and development	1,148	718
General and administrative	421	258

(b) Amounts include amortization of acquired intangible assets, as follows:
Cost of product revenue	379	—
Sales and marketing	30	—
Research and development	26	—

Acme Packet, Inc.
Reconciliation of Non-GAAP Net Income and Other Operational Data
(in thousands, except per share data)
(unaudited)
     The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP, but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge, as well as amortization of acquired intangible assets associated with the Company’s acquisition of Covergence Inc. on April 30, 2009. Non-GAAP net income and non-GAAP net income per share for the three months ended December 31, 2009 also excludes a gain associated with the Company’s acquisition of Covergence on April 30, 2009. By excluding stock-based compensation expense, amortization of acquired intangible assets, and the gain associated with the Company’s acquisition of Covergence, management can compare the Company’s ongoing operations to prior periods and to the ongoing operations of other companies in its industry who may have materially different unusual charges. Management does not consider any of stock-based compensation expense, amortization of acquired intangible assets, and the gain associated with the Company’s acquisition of Covergence to be part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods, and the business outlook assumes the exclusion of stock-based compensation expense for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Reconciliation of non-GAAP net income:
Net income	$8,333	$9,075	$2,758
Adjustments:
Stock-based compensation expense, net of taxes	2,053	1,824	1,564
Amortization of acquired intangible assets	283	194	—
Gain on acquisition of business	—	(4,293)	—

Non-GAAP net income	$10,669	$6,800	$4,322

Reconciliation of non-GAAP net income per share:
Net income per share, Basic	$0.14	$0.16	$0.05
Adjustments:
Stock-based compensation expense, net of taxes	0.04	0.03	0.03
Amortization of acquired intangible assets	—	—	—
Gain on acquisition of business	—	(0.07)	—

Non-GAAP net income per share, Basic	$0.18	$0.12	$0.08

Net income per share, Diluted	$0.13	$0.14	$0.05
Adjustments:
Stock-based compensation expense, net of taxes	0.03	0.03	0.02
Amortization of acquired intangible assets	—	—	—
Gain on acquisition of business	—	(0.06)	—

Non-GAAP net income per share, Diluted	$0.16	$0.11	$0.07

Other operational data:
Depreciation and amortization	$1,853	$1,590	$927
Capital expenditures	$2,767	$1,082	$1,109

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$80,570	$90,471
Short-term investments	108,000	39,990
Accounts receivable, net	29,540	25,604
Inventory	5,176	4,372
Deferred product costs	2,278	3,400
Deferred tax asset	1,567	1,567
Other current assets	4,015	2,710

Total current assets	231,146	168,114
Long-term investments	—	44,526
Property and equipment, net	7,786	6,437
Acquired intangible assets, net	10,793	11,228
Deferred tax asset, net	15,622	15,622
Other assets	793	799

Total assets	$266,140	$246,726

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,484	$3,895
Accrued expenses and other current liabilities	8,465	9,261
Deferred revenue	31,737	31,506

Total current liabilities	43,686	44,662

Deferred revenue	1,622	1,841

Stockholders’ equity:
Common stock	67	65
Treasury stock, at cost	(37,522)	(37,522)
Additional paid-in capital	201,157	188,871
Other comprehensive loss	(14)	(2)
Retained earnings	57,144	48,811

Total stockholders’ equity	220,832	200,223

Total liabilities and stockholders’ equity	$266,140	$246,726

Condensed Consolidated Statements of Cash Flow (in thousands) (unaudited)
	Three Months Ended March 31,
	2010	2009
Cash provided by operating activities	$7,973	$11,019
Cash used in investing activities	(26,641)	(1,109)
Cash provided by financing activities	8,767	274